UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2005 (June 8, 2005)

Kaman Corporation
(Exact name of registrant as specified in its charter)

Connecticut;
(State or other jurisdiction of incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of principal executive offices)	(Zip Code)

(860) 243-7100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events

As previously disclosed, Kaman Corporation (“Kaman” or the “Company”) announced on June 7, 2005 that its board of directors approved an Agreement with certain members of the Kaman family that contemplates a proposed recapitalization (the “Recapitalization”), which would simplify the Company’s capital structure and enhance its corporate governance by eliminating the existing two-class structure of common stock. In connection with the Recapitalization, on June 8, 2005, members of Kaman’s senior management presented to investors the information about Kaman described in the slides attached to this report as Exhibit 99.1. The slides set forth in Exhibit 99.1 are incorporated by reference herein. The presentation of such information was available to investors via a conference call, the transcript of which is attached to this report as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Slides from Kaman’s presentation to investors made on June 8, 2005.

Exhibit 99.2	Transcript of Kaman’s presentation to investors made on June 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau

Robert M. Garneau Executive Vice President and Chief Financial Officer

Dated: June 8, 2005

INDEX TO EXHIBITS

Exhibit 99.1	Slides from Kaman’s presentation to investors made on June 8, 2005.

Exhibit 99.2	Transcript of Kaman’s presentation to investors made on June 8, 2005.